EXHIBIT 10.1

April 13, 2023
Harshavardhan V. Agadi
Re: Amendment to Employment Agreement

Dear Harsha:

This Amendment (this “Amendment”) to the January 19, 2023 Employment Agreement (as hereafter amended, the “Employment Agreement”), by and between Flotek Industries, Inc., and its subsidiaries and related entities (“Flotek” or the “Company”), and you (“Executive”), is entered into as of April 13, 2023 (the “Effective Date”). In consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the parties hereby agree as follows:

1.Amendments to the Employment Agreement.

a.Section 1 of the Employment Agreement shall be amended such that the Term shall continue until June 30, 2023. After June 30, 2023, the Term shall automatically renew for successive one-month periods unless either party provides notice to the other party of non- renewal at least five (5) days before the end of the current monthly period.

b.Section 2 of the Employment Agreement shall be amended to include subpart 2.d, which shall read:

Bonus Eligibility. Following the Termination Date, at the discretion of the Compensation Committee of the Board, Executive will be eligible to receive a one- time bonus payment based on the Compensation Committee of the Board’s assessment of Executive’s and the Company’s performance during the Term.

2.Affirmation. Except as amended by this Amendment, the terms and conditions of the Employment Agreement remain unchanged and in full force and effect.

3.Counterparts. This Amendment may be executed in one or more counterparts, including by electronic means, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
Flotek Industries, Inc.

FLOTEK INDUSTRIES, INC.
Date: April 13, 2023	/s/ David Nierenberg
	Name:	David Nierenberg
	Title:	Chairman of the Board

FLOTEK INDUSTRIES, INC.
Date: April 13, 2023	/s/ Harshavardhan V.Agadi
	Name:	Harshavardhan V.Agadi
	Title:	Interim CEO